EXHIBIT 99.1
BUSINESS OBJECTS REPORTS RECORD Q4 AND FISCAL 2005
REVENUES AND EPS RESULTS
Q4 Revenues Grew 14 Percent Year over Year
Q4 GAAP Operating Margin Reached 15 Percent; Non-GAAP Reached 19 Percent
BusinessObjects XI Drives License Revenue Growth of 14% in Q4
SAN JOSE, Calif. and PARIS — February 1, 2006 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the fourth quarter and year ended December 31, 2005.
For the fourth quarter of 2005, the company reported total revenues of $305 million, the highest in the company’s history, which grew 14 percent year over year. US GAAP diluted earnings per share were $0.37 and non-GAAP diluted earnings per share were $0.42 in the fourth quarter of 2005. The total revenues and diluted earnings per share (US GAAP and non-GAAP) exceeded the company’s guidance for the quarter.
Operating income was also a record high, on both a US GAAP and non-GAAP basis during the fourth quarter of 2005. On a US GAAP basis, income from operations was $46 million or 15 percent of total revenues, up 22 percent year over year. On a non-GAAP basis, income from operations was $59 million or 19 percent of total revenues, up 26 percent year over year, due to increased revenue coupled with efficiency of operations.
For 2005, the company reported total revenues of $1.077 billion, up 16 percent from 2004. US GAAP diluted earnings per share were $1.00 in 2005 and non-GAAP diluted earnings per share were $1.29. The total revenues and diluted earnings per share (US GAAP and non-GAAP) exceeded the company’s guidance for 2005.
Operating income improved significantly on both a US GAAP and non-GAAP basis during 2005. On a US GAAP basis, income from operations for 2005 was $132 million or 12 percent of total revenues, up 62 percent from 2004. On a non-GAAP basis, income from operations from 2005 was $176 million, or 16 percent of total revenues, up 45 percent from 2004.
All figures referred to herein are stated in US dollars unless otherwise indicated. Fourth quarter of 2005 and full year 2005 non-GAAP results as defined in the section “Use of Non-GAAP Financial Measures” below differ from results measured under US GAAP as they exclude $10.4 million and $36.7 million, respectively, of amortization of intangible assets and restructuring costs; and $3.1 million and $6.9 million respectively, of stock-based compensation expense. Reconciliations of US GAAP to non-GAAP results are included at the end of this press release.
“By any measure, our fourth quarter and 2005 results were tremendous,” said John Schwarz, chief executive officer of Business Objects. “In the fourth quarter, we reported the largest single quarter in our company’s history, both in revenue and profit. The robust license growth and profitability achieved in the quarter emphasizes the success of BusinessObjects XI in the market. At the conclusion of my first full quarter as CEO, I am very impressed with the quality of the team we have assembled at Business Objects and I am very confident in our ability to deliver another great year in 2006.”
“In 2005, we exceeded $1 billion in annual revenue, which is a very important milestone for an enterprise software company,” said Bernard Liautaud, chairman and chief strategy officer of Business

Business Objects Reports Fourth Quarter 2005 Results

Objects. “And achieving great Q4 results is a good indicator of a smooth and successful transition of the Company to John’s leadership.”
Business Highlights
•	With $234 million in license revenue in 2005, BusinessObjects XI represented one of the most successful product introductions in the history of the business intelligence industry.

•	Business Objects grew faster than the BI market, with 16 percent year over year revenue growth for 2005.

•	The company’s global OEM business grew 23 percent year over year in the fourth quarter of 2005, and the company also entered into agreements with 28 new OEMs. These companies will embed BusinessObjects XI in their business applications, allowing Business Objects to expand its footprint in key industry verticals.

•	License revenue from transactions over $1 million grew 50 percent year over year in 2005, demonstrating the company’s ability to drive BI enterprise standardization.

•	License revenue from deals between $200,000 and $1 million grew 25 percent year over year in 2005, demonstrating the company’s ability to grow business in this important part of its business.

•	The company made three key acquisitions in 2005 — SRC Software, Infommersion, and Medience. All three provided an immediate positive impact on the company’s ability to win business and strengthened the company’s overall product offering.

•	During the year, Business Objects received widespread praise and garnered several awards, including the Computer Reseller News product of the year award for best business application, the Intelligent Enterprise readers’ choice award for the best business intelligence suite, the Nucleus Research number one ranking for return on investment, and a VARBusiness mid-market product of the year award.
Fourth Quarter 2005 Highlights
BusinessObjects XI Momentum Remains Strong
•	License revenues totaled more than $155 million in the fourth quarter of 2005, up 29 percent versus the third quarter of 2005 and up 14 percent versus the fourth quarter of 2004.

•	Customer acceptance of the BusinessObjects XI product family continued to grow with over $98 million in license revenues, or 63 percent of total license revenue in the fourth quarter.

•	Business Objects’ license growth continues to significantly outpace the competition.
Broader Customer Adoption Reflected in the Increase in Large Deals and Customer Wins
•	There were 14 license revenue transactions over $1 million in the fourth quarter of 2005, up from 10 transactions in the third quarter of 2005 and compared to 14 in the fourth quarter of 2004.

•	Notable customer wins in the fourth quarter of 2005 included: Advanced Micro Devices, Inc., Assurance France Generali, CSX Technology, Inc., Monster Worldwide, Inc., National Offender Management Service, Principal Financial Group, Sisters of Mercy Health System, Société Générale Corporate & Investment Banking, University of Michigan, and Volvo.

Business Objects Reports Fourth Quarter 2005 Results

•	Many of these customer purchases were driven by BusinessObjects XI and BusinessObjects XI Release 2, and by improving our services capability.
The Americas and EMEA Reported Accelerating Growth
•	Revenues in the Americas reached $167 million in the fourth quarter of 2005, up 27 percent year over year. Americas closed 7 transactions over $1 million in license revenues.

•	Revenues in EMEA (Europe, Middle East, and Africa) totaled $118 million in the fourth quarter of 2005, up 3 percent year over year (up 13 percent in constant currency at 99 million in euros). EMEA closed 6 transactions over $1 million in license revenues.

•	Revenues in APJ (Asia Pacific, and Japan) in the fourth quarter of 2005 totaled $20 million, down 6 percent year over year (although up 7% sequentially and up 8% for 2005). APJ closed 1 transaction over $1 million in license revenues.
Strong Demand Across Software and Services Due to New Products
•	Sales of core business intelligence products including query, reporting, and analysis resulted in $133 million in license revenues in the fourth quarter of 2005, up 9 percent year over year.

•	Enterprise performance management applications led license growth, reaching $16 million in license revenues in the fourth quarter of 2005, up 63 percent year over year.

•	Data integration products reached $7 million in license revenues in the fourth quarter of 2005, up 50 percent year over year.

•	Services revenues totaled $149 million in the fourth quarter of 2005 up 14 percent year over year.

•	Within the services revenues, maintenance revenues totaled $108 million in the fourth quarter of 2005, up 11 percent year over year, reflecting a continued high rate of maintenance renewals and outstanding customer loyalty. Professional services revenues, including consulting and training, totaled $42 million and were up 23% year over year, reflecting our continued focus on vertical business solutions.
Profits Continued to Grow; Earnings Per Share Up Year over Year
•	On a US GAAP basis, operating income was $46 million in the fourth quarter of 2005, up 22 percent year over year, representing a US GAAP operating margin of 15 percent. In the fourth quarter of 2005, US GAAP net income was $35 million and US GAAP diluted earnings per share were $0.37 per share.

•	On a non-GAAP basis, operating income was $59 million in the fourth quarter of 2005, up 26 percent year over year, representing a non-GAAP operating margin of 19 percent. In the fourth quarter of 2005, non-GAAP net income was $40 million and non-GAAP diluted earnings per share were $0.42 per share.
Fiscal Year 2005 Highlights
•	For 2005, revenues were $1.077 billion, up 16 percent year over year on both a reported and constant currency basis. The company recorded 46 transactions over $1 million in 2005, up from 33 in 2004.

•	License revenues were $516 million in 2005, up 9 percent year over year.

Business Objects Reports Fourth Quarter 2005 Results

•	Operating income performance in 2005 was primarily driven by the leverage of the company’s growing business and more efficient use of internal resources. On a US GAAP basis, operating income was $132 million in 2005, or 12 percent of revenues, up 62 percent year over year. On a non-GAAP basis, operating income was $176 million in 2005, or 16 percent of revenues, up 45 percent year over year.

•	On a US GAAP basis, net income was $93 million in 2005 or 9 percent of revenues, up 97 percent year over year. On a non-GAAP basis, net income was $120 million or 11 percent of revenues, up 68 percent year over year.

•	On a US GAAP basis for 2005, diluted earnings per share were $1.00 and on a non-GAAP basis they were $1.29 per share.
Balance Sheet Remains Strong
•	Total cash and investments (cash, cash equivalents, and short-term investments) were $337 million at December 31, 2005. The $39 million year to year net increase in cash reflects approximately $209 million of cash inflows (net of foreign exchange), less outflows of approximately $129 million for acquisitions and $41 million of other capital investments.

•	Deferred and long-term deferred revenues totaled $209 million at December 31, 2005, up 4 percent year over year.

•	Days sales outstanding (DSO) were 79 days as of December 31, 2005, improved from 84 days at December 31, 2004.
Business Outlook
Business Objects offers the following guidance for the quarter ending March 31, 2006:
•	Total revenues are expected to range from $278 million to $283 million.

•	US GAAP diluted earnings per share are expected to range from $0.10 to $0.13.

•	Non-GAAP diluted earnings per share are expected to range from $0.27 to $0.30.
Non-GAAP diluted earning per share for the quarter ending March 31, 2006, are expected to add back approximately $9 million of amortization of intangible assets, and approximately $14 million of stock based compensation expense, which is an increase of approximately $0.17 per share, after tax effect.
Business Objects offers the following guidance for the year ending December 31, 2006:
•	Total revenues are expected to range from $1.210 billion to $1.230 billion.

•	US GAAP diluted earnings per share are expected to range from $0.77 to $0.87.

•	Non-GAAP diluted earnings per share are expected to range from $1.45 to $1.55.
Non-GAAP diluted earning per share for the year ending December 31, 2006, are expected to add back approximately $35 million of amortization of intangible assets, and $50 million of stock based compensation expense, which is an increase of approximately $0.68 per share, after tax effect.
The above guidance include for the first time, stock based compensation expense from the application of FAS 123R. This stock based compensation expense of approximately $14 million in the

Business Objects Reports Fourth Quarter 2005 Results

quarter ended March 31, 2006, and $50 million for the full year 2006, includes the impact of options assumed in prior acquisitions, as well as prior employee grants, and estimated employee grants for the current year. These expenses are based on estimates, including future stock price, employee turnover, growth in new employees, grants to current and new employees, stock volatility, and future interest rates.
The outlook for the quarter ending March 31, 2006 and full year 2006 assumes a U.S. dollar to euro exchange rate of $1.22 per €1.00, a U.S. dollar to Canadian dollar exchange rate of $0.88 per CDN $1.00 and an effective US GAAP tax rate of 47 percent, and a non-GAAP tax rate of 37 percent.
The above information concerning our forecast for the first quarter and full year 2006 represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
Business Objects will hold a conference call to discuss its financial results for the fourth quarter of 2005 and fiscal year 2005 on February 1, 2006. The call will begin at 2:00 p.m. PT (5:00 p.m. New York, 11:00 p.m. Paris, 10:00 p.m., London). The call-in numbers are (800) 399-7988 for North America and (706) 634-5428 for Europe and Asia with ID #4051008. The conference call also will be webcast live, and can be accessed on the company’s website — www.businessobjects.com. A replay of the webcast will be available on the site approximately two hours after the end of the live call.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by EuronextTM in France and the Nasdaq National Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with both US GAAP and International Financial Reporting Standards (“IFRS”). The most significant identified differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense, the accounting for deferred tax assets on certain intercompany transactions and the accounting for business combinations.
In accordance with French regulations and IFRS, Business Objects reported its consolidated financial statements for the first half of 2005 on October 28, 2005. In addition, Business Objects expects to report its consolidated financial statements for the full year 2005 in April 2006. Business Objects filed with the Autorité des Marchés Financiers in France its 2004 Document de Référence which included the opening balance sheet of the Company as of January 1, 2004, prepared in accordance with IFRS. In addition, the Company has published net sales for its second quarter in accordance with IFRS in the Bulletin des Annonces Légales Obligatoires in France on August 12, 2005.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income, and earnings per share information for the fourth quarter and full year included in this press release are

Business Objects Reports Fourth Quarter 2005 Results

different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include a write-off of in-process research and development, amortization of intangible assets, stock-based compensation expense, and restructuring charges. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. In addition, this press release also includes non-GAAP measures that use a constant currency to separate the impact of conversion from other foreign currencies to US dollars from other changes in our business. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to non-GAAP results are presented at the end of this press release.
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company. With more than 35,000 customers worldwide, including over 80 percent of the Fortune 500, Business Objects helps organizations gain better insight into their business, improve decision making, and optimize enterprise performance. The company’s business intelligence platform, BusinessObjects™ XI, offers the BI industry’s most advanced and complete platform for performance management, planning, reporting, query and analysis, and data integration. BusinessObjects XI includes Crystal Reports®, the industry standard for enterprise reporting. Business Objects has built the industry’s strongest and most diverse partner community, and also offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected financial performance for the first quarter and full year 2006 and the company’s product and business strategies. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in the company’s quarterly and yearly operating results; the company’s ability to sustain or increase its profitability; the company’s ability to attract and retain customers for BusinessObjects XI; the company’s ability to issue new releases of BusinessObjects XI on other platforms; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; risks related to the company’s integration of past and future acquisitions; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; the impact of the pricing of competing technologies; the company’s ability to preserve its key strategic relationships; the company’s reliance upon selling products only in the

Business Objects Reports Fourth Quarter 2005 Results

Business Intelligence software market; and economic and political conditions in the US and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-K for the year ended December 31, 2004 and Business Objects’ Form 10-Q for the quarter ended September 30, 2005, each of which are on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.
Business Objects and the Business Objects logo, BusinessObjects, WebIntelligence, Crystal Reports, Intelligent Question, and Desktop Intelligence are trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.

CONTACTS:
Nicole Noutsios
Business Objects
U.S. Investor Relations
+1 408 953 6339
nicole.noutsios@businessobjects.com
Anne Guimard
Business Objects
European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com

Business Objects Reports Fourth Quarter 2005 Results
BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenues:
Net license fees	$155,320	$135,993	$515,637	$473,373
Services	149,266	130,695	561,514	452,258

Total revenues	304,586	266,688	1,077,151	925,631
Cost of revenues:
Net license fees	8,129	7,502	29,715	28,272
Services	57,610	46,589	216,626	172,133

Total cost of revenues	65,739	54,091	246,341	200,405

Gross margin	238,847	212,597	830,810	725,226
Operating expenses:
Sales and marketing	122,301	113,801	434,432	406,796
Research and development	42,574	38,979	166,124	150,562
General and administrative	27,932	21,635	97,910	83,947
Restructuring costs	298	677	150	2,169

Total operating expenses	193,105	175,092	698,616	643,474

Income from operations	45,742	37,505	132,194	81,752
Interest and other income (expense), net	3,831	(1,550)	14,304	(4,220)

Income before provision for income taxes	49,573	35,955	146,498	77,532
Provision for income taxes	(14,660)	(14,609)	(53,873)	(30,409)

Net income	$34,913	$21,346	$92,625	$47,123

Basic net income per ordinary share and ADS	$0.38	$0.24	$1.02	$0.53

Diluted net income per ordinary share and ADS	$0.37	$0.24	$1.00	$0.52

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	91,588	88,769	90,405	88,748

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	95,086	90,390	93,036	91,077

Business Objects Reports Fourth Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	December 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$332,777	$293,485
Restricted cash	22,157	7,089
Short-term investments	4,651	3,831
Accounts receivable, net	265,672	248,957
Prepaid and other current assets	74,485	54,903

Total current assets	699,742	608,265
Goodwill	1,166,043	1,067,694
Other intangible assets, net	110,512	124,599
Property and equipment, net	74,116	64,053
Deposits and other assets	52,087	51,363
Long-term restricted cash	20,858	6,954

Total assets	$2,123,358	$1,922,928

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,777	$40,939
Accrued payroll and related expenses	83,332	84,918
Income taxes payable	79,820	85,000
Deferred revenues	201,788	194,366
Other current liabilities	72,098	83,544
Escrows payable	21,728	6,654

Total current liabilities	504,543	495,421
Long-term escrows payable	10,902	—
Other long-term liabilities	11,724	14,047
Long-term deferred revenues	6,734	6,316

Total liabilities	533,903	515,784
Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,359	10,312
Additional paid-in capital	1,217,473	1,167,336
Treasury and Business Objects Option LLC shares	(3,223)	(53,335)
Retained earnings	342,345	249,720
Unearned compensation	(12,243)	(8,079)
Accumulated other comprehensive income	34,744	41,190

Total shareholders’ equity	1,589,455	1,407,144

Total liabilities and shareholders’ equity	$2,123,358	$1,922,928

	—	—

Business Objects Reports Fourth Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	December 31,
	2005	2004
	(unaudited)
Operating activities:
Net income	$92,625	$47,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	31,691	32,493
Amortization of other intangible assets	32,851	30,780
Stock-based compensation expense	6,942	6,687
Acquired in-process research and development	3,584	—
Loss on retirements of property and equipment	972	—
Deferred income taxes	(5,786)	14,708
Tax benefit from employee stock plans	8,510	8,812
Changes in operating assets and liabilities:
Accounts receivable, net	(26,296)	(51,809)
Prepaid and other current assets	(15,684)	(15,042)
Deposits and other assets	14,181	(30,777)
Accounts payable	6,596	(8,660)
Accrued payroll and related expenses	319	(7,090)
Income taxes payable	4,335	(9,948)
Deferred revenues	17,288	58,186
Other liabilities	(8,655)	13,177
Short-term investments classified as trading	(820)	(499)

Net cash provided by operating activities	162,653	88,141

Investing activities:
Purchases of property and equipment	(41,079)	(30,273)
Business acquisitions, net of acquired cash	(128,814)	(279)

Net cash used in investing activities	(169,893)	(30,552)

Financing activities:
Issuance of shares	53,113	40,586
Purchase of treasury shares	—	(40,231)
Increase in escrows payable	25,976	—
Transfer of cash (to) from restricted cash accounts	(28,972)	5,200
Payments on escrows payable	—	(3,074)

Net cash provided by financing activities	50,117	2,481

Effect of foreign exchange rate changes on cash and cash equivalents	(3,585)	(1,965)

Net increase in cash and cash equivalents	39,292	58,105
Cash and cash equivalents, beginning of the period	293,485	235,380

Cash and cash equivalents, end of the period	$332,777	$293,485

Business Objects Reports Fourth Quarter 2005 Results

BUSINESS OBJECTS S.A.
STATEMENT OF INCOME — Reconciliation of US GAAP to Non-GAAP Results
Three Months Ended December 31, 2005
(in millions, except per ordinary share and ADS data)
(Unaudited)

		Add back:
		Amortization
		of intangible
		assets and	Add back:
		restructuring	Stock-based	Non-GAAP
	US GAAP	costs	compensation	Results
Revenues:
Net license fees	$155.3			$155.3
Services	149.3			149.3

Total revenues	304.6	—	—	304.6
Cost of revenues:
Net license fees	8.1	(6.1)		2.0
Services	57.7	(2.5)	(0.2)	55.0

Total cost of revenues	65.8	(8.6)	(0.2)	57.0

Gross margin	238.8	8.6	0.2	247.6

Gross margin %	78%			81%

Operating expenses:
Sales and marketing	122.3	(0.3)	(0.4)	121.6
Research and development (1)	42.6	(1.2)	(0.3)	41.1
General and administrative	27.9		(2.2)	25.7
Restructuring costs	0.3	(0.3)		—

Total operating expenses	193.1	(1.8)	(2.9)	188.4

Income from operations	45.7	10.4	3.1	59.2
Interest and other income (expense), net	3.9			3.9

Income before provision for income taxes	49.6	10.4	3.1	63.1
Provision for income taxes	(14.7)			(22.7)

Net income	$34.9			$40.4

Basic net income per ordinary share and ADS	$0.38			$0.44

Diluted net income per ordinary share and ADS	$0.37			$0.42

(1)	includes acquired in-process research and development for Infommersion

Business Objects Reports Fourth Quarter 2005 Results

BUSINESS OBJECTS S.A.
STATEMENT OF INCOME — Reconciliation of US GAAP to Non-GAAP Results
For the Year Ended December 31, 2005
(in millions, except per ordinary share and ADS data)
(Unaudited)

		Add back:
		Amortization
		of intangible
		assets and	Add back:
		restructuring	Stock-based	Non-GAAP
	US GAAP	costs	compensation	Results
Revenues:
Net license fees	$515.6			$515.6
Services	561.5			561.5

Total revenues	1,077.1	—	—	1,077.1
Cost of revenues:
Net license fees	29.7	(22.0)	—	7.7
Services	216.6	(9.5)	(0.8)	206.3

Total cost of revenues	246.3	(31.5)	(0.8)	214.0

Gross margin	830.8	31.5	0.8	863.1

Gross margin %	77%			80%

Operating expenses:
Sales and marketing	434.4	(0.7)	(1.8)	431.9
Research and development (1)	166.1	(3.6)	(1.2)	161.3
General and administrative	97.9	(0.7)	(3.1)	94.1
Restructuring costs	0.2	(0.2)	—	—

Total operating expenses	698.6	(5.2)	(6.1)	687.3

Income from operations	132.2	36.7	6.9	175.8
Interest and other income (expense), net	14.3			14.3

Income before provision for income taxes	146.5	36.7	6.9	190.1
Provision for income taxes	(53.9)			(70.0)

Net income	$92.6			$120.1

Basic net income per ordinary share and ADS	$1.02			$1.33

Diluted net income per ordinary share and ADS	$1.00			$1.29

(1)	includes acquired in-process research and development for SRC, Medience, and Infommersion

Business Objects Reports Fourth Quarter 2005 Results

BUSINESS OBJECTS S.A.
Q4 FISCAL 2005 SUPPLEMENTAL INFORMATION
(in millions, except per ordinary share and ADS data)
(Unaudited)

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

SUPPLEMENTAL INCOME STATEMENT INFORMATION

Revenues
Net license fees	$114.5	$117.2	$105.7	$136.0	$473.4	$115.2	$124.9	$120.3	$155.3	$515.7
Maintenance	73.8	75.6	84.4	97.0	330.8	100.1	100.7	103.5	107.8	412.1
Consulting and training	28.9	29.4	29.4	33.7	121.4	33.5	36.8	37.6	41.5	149.4

Total revenues	217.2	222.2	219.5	266.7	925.6	248.8	262.4	261.4	304.6	1,077.2

Total expenses
Cost of net license fees	2.5	1.0	2.1	2.4	8.0	1.7	1.9	2.0	2.0	7.6
Cost of services revenues	39.0	38.8	39.9	44.1	161.8	48.9	50.3	52.3	55.0	206.5
Sales and marketing	96.5	98.6	95.9	113.2	404.2	103.2	104.3	102.8	121.6	431.9
Research and development	39.1	36.1	34.9	38.7	148.8	40.0	40.1	40.2	41.1	161.4
General and administrative	20.9	18.6	20.9	21.1	81.5	24.4	21.9	22.2	25.7	94.2
Amortization of intangible assets	7.8	7.6	7.6	7.7	30.7	8.1	7.9	10.2	10.1	36.3
Stock-based compensation (1)	2.1	1.7	1.5	1.4	6.7	1.2	1.1	1.6	3.1	7.0
Restructuring costs	—	1.5	—	0.7	2.2	(0.1)	—	—	0.3	0.2

Total expenses	207.9	203.9	202.8	229.3	843.9	227.4	227.5	231.3	258.9	945.1

Income from operations	9.3	18.3	16.7	37.4	81.7	21.4	34.9	30.1	45.7	132.1

Interest and other income (expense), net	(4.0)	0.3	1.1	(1.6)	(4.2)	4.4	3.2	2.9	3.9	14.4
Income before provision for income taxes	5.3	18.6	17.8	35.8	77.5	25.8	38.1	33.0	49.6	146.5
Provision for income taxes	(2.0)	(7.1)	(6.8)	(14.5)	(30.4)	(10.8)	(15.0)	(13.4)	(14.7)	(53.9)
Effective tax rate	38%	38%	38%	41%	39%	42%	39%	41%	30%	37%

Net income	3.3	11.5	11.0	21.3	47.1	15.0	23.1	19.6	34.9	92.6

Net income per ordinary share and ADS
Basic	0.04	0.13	0.12	0.24	0.53	0.17	0.26	0.22	0.38	1.02
Diluted	0.04	0.13	0.12	0.24	0.52	0.16	0.25	0.21	0.37	1.00
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	88,632	89,095	88,495	88,769	88,748	89,424	90,030	90,552	91,588	90,405
Diluted	92,305	91,061	89,792	90,390	91,077	91,184	92,089	93,455	95,086	93,036

Amortization of intangible assets
Cost of net license fees	5.2	5.0	5.0	5.1	20.3	5.5	5.3	5.2	6.1	22.1
Cost of services revenues	2.3	2.3	2.3	2.3	9.2	2.3	2.3	2.3	2.5	9.4
Sales and marketing	—	—	—	—	—	—	—	0.3	0.3	0.6
Research and development	—	—	—	—	—	—	—	2.4	1.2	3.6
General and administrative	0.3	0.3	0.3	0.3	1.2	0.3	0.3	—	—	0.6

Total	7.8	7.6	7.6	7.7	30.7	8.1	7.9	10.2	10.1	36.3

Stock-based compensation (1)
Cost of services revenues	0.3	0.3	0.3	0.2	1.1	0.2	0.2	0.2	0.2	0.8
Sales and marketing	0.7	0.7	0.6	0.6	2.6	0.5	0.5	0.5	0.4	1.9
Research and development	0.6	0.4	0.4	0.4	1.8	0.3	0.3	0.3	0.3	1.2
General and administrative	0.5	0.3	0.2	0.2	1.2	0.2	0.1	0.6	2.2	3.1

Total	2.1	1.7	1.5	1.4	6.7	1.2	1.1	1.6	3.1	7.0

Non-GAAP income from operations (2)	19.2	29.1	25.8	47.2	121.3	30.6	43.9	41.9	59.2	175.6

% of total revenues	9%	13%	12%	18%	13%	12%	17%	16%	19%	16%
Interest and other income (expense), net	(4.0)	0.3	1.1	(1.6)	(4.2)	4.4	3.2	2.9	3.9	14.4
Income before provision for income taxes	15.2	29.4	26.9	45.6	117.1	35.0	47.1	44.8	63.1	190.0
Provision for income taxes	(5.8)	(11.2)	(10.2)	(18.3)	(45.5)	(12.9)	(17.4)	(17.0)	(22.7)	(70.0)
Effective tax rate	38%	38%	38%	40%	39%	37%	37%	38%	36%	37%

Non-GAAP net income	9.4	18.2	16.7	27.3	71.6	22.1	29.7	27.8	40.4	120.0

% of total revenues	4%	8%	8%	10%	8%	9%	11%	11%	13%	11%

Non-GAAP net income per ordinary share and ADS
Basic	0.11	0.20	0.19	0.31	0.81	0.25	0.33	0.31	0.44	1.33
Diluted	0.10	0.20	0.19	0.30	0.79	0.24	0.32	0.30	0.42	1.29

(1)	Represents stock-based compensation expense primarily relating to the assumption of unvested options in Crystal Decisions acquisition and in Q4 2005 to grants to new CEO.

(2)	Non-GAAP measures are reconciled from US GAAP figures. Non-GAAP measures exclude in-process research and development, amortization of intangible assets, non-cash stock-based compensation expense, and restructuring costs.

Business Objects Reports Fourth Quarter 2005 Results

BUSINESS OBJECTS S.A.
Q4 FISCAL 2005 SUPPLEMENTAL INFORMATION
(in millions, except for number of transactions, DSO and headcount information)
(Unaudited)

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

REVENUE ANALYSIS

Total revenues by geography

Americas	$104.1	$104.3	$113.8	$131.0	$453.3	$118.1	$123.6	$137.6	$166.7	$546.1
EMEA	96.4	99.6	87.6	114.2	397.7	111.2	116.5	104.9	117.7	450.2
Asia Pacific, including Japan	16.7	18.3	18.1	21.5	74.6	19.5	22.3	18.9	20.2	80.9

Total	$217.2	$222.2	$219.5	$266.7	$925.6	$248.8	$262.4	$261.4	$304.6	$1,077.2

Analysis of currency impact (year-over-year) (3)
Reported revenue growth rate	13%	7%	4%	13%	9%	15%	18%	19%	14%	16%
Constant currency growth rate	5%	3%	-1%	7%	4%	11%	15%	18%	19%	16%

Impact of foreign currency on growth rate	9%	4%	4%	6%	6%	3%	3%	1%	-5%	1%

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

LICENSE REVENUE ANALYSIS

License revenues by channel
Direct	53%	55%	49%	50%	52%	47%	49%	48%	48%	48%
Indirect	47%	45%	51%	50%	48%	53%	51%	52%	52%	52%

Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Number of transactions by size

Over $1 million	7	8	4	14	33	9	13	10	14	46
Over $200 thousand	104	91	78	103	376	101	96	121	147	465

	Fiscal 2004				Fiscal 2005
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

SELECTED BALANCE SHEET ITEMS

Cash and cash equivalents, restricted cash, and short-term investments	$269	$256	$263	$311	$392	$384	$369	$380
DSO (Days sales outstanding)	75	81	75	84	66	72	69	79

HEADCOUNT

Total headcount	3,756	3,707	3,815	3,834	3,944	4,039	4,320	4,418

(3)	For 2004, reported revenue growth rates are calculated on a Non-GAAP basis including the impact of inclusion of Crystal Decisions’ operations for fiscal 2003. Certain information on constant currency to separate out the impact of conversion from other foreign currencies to US dollars from other changes in our business is also presented. The impact of foreign currency on growth rate is calculated from absolute amounts and thus this presentation in full percentages does not always tie to the sum of the separate line items.